Exdhibit 10.2

RESOLUTIONS OF THE BOARD OF
DIRECTORS OF ACCELERATED ACQUISITION XVI, INC.

Present:

Onkar Dhaliwal (Chairman of the Board)
David Lavoie
Date:

September 3, 2013

The Board of Directors for Accelerated Acquisition XVI, Inc., a Delaware corporation (the "Corporation") having received the Consent in Lieu of Shareholder Meeting dated September 3, 2013 (the "Shareholder Consent"), take the following action without a meeting pursuant to Article II, Section 2.8 of the Bylaws (all reference to Articles and Sections are related to the corresponding provisions of the Bylaws):

RESOLVED, pursuant to Article II, Section 2.2.3 the Company accepts the resignation tendered by Onkar Dhailwal as Chairman, President, Secretary and Treasurer of the Company, effective immediately.

RESOLVED, pursuant to Article II, Section 2.2.1, David Lavoie is hereby appointed a director on the Board of Directors and officer (appointment below) and shall serve as Chairman of the Board pursuant to Article II, Section 2.7, Chief Executive Officer, President, Secretary and Treasurer pursuant to Article IV, Sections 4.5, 4.6, 4.8 and 4.9. Paul D. Lavoie and Eugene Hodgson are appointed as directors pursuant to Article II, Section 2.2.1and Paul D. Lavoie is appointed Vice President of Construction & Development pursuant to Article IV, Section 4.7.

RESOLVED, pursuant to Article VI, Sections 6.1, 6.2 and 6.3, the Board of Directors authorizes David Lavoie, as President and Chief Executive Officer, to open any and all checking and/or depository accounts, or securities accounts, and to enter into any other ancillary documents at any other financial institutions, and to have full check writing authority over any financial account; and, to the extent dual signators are required by a particular financial institution, the Board of Directors authorizes Paul D. Lavoie and Eugene Hodgson to serve in this capacity as directors.

RESOLVED, pursuant to Article I, Section 1.1 that the Certificate of Incorporation of this Corporation dated October 21, 2011 be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows: The name of the Corporation is : Infinity Real Estate Holdings Corporation.

RESOLVED, pursuant to Article I, Section 1.1that the Certificate of Incorporation of this corporation dated October 21, 2011, shall be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows: "FOURTH: The total number of shares of stock which the corporation is authorized to issue is 200,000,000 shares of common stock having a ($0.0001) par value and 10,000,000 shares of preferred stock having a ($0.0001) par value."

RESOLVED, pursuant to Article I, Section 1.1that Article that the Certificate of Incorporation of this corporation dated October 21, 2011, shall be amended by changing the Article thereof numbered “SEVENTH” so that, as amended, said Article shall be and read as follows: "SEVENTH: The name and address of the director of the corporation is David Lavoie c/o, 53 Cranarch Court SE Calgary, AB T3M 0S6."

RESOLVED, pursuant to Article V, Section 5.3 the Company authorized Sole Comfort Shoes, Inc. the Company’s majority stockholder to transfer 23,350,000 shares (100% of its holdings) of the Company’s common stock having a ($0.0001) par value to Infinity Financial Group, Inc.  Following the transaction, Infinity Financial Group, Inc. owns approximately 88.61% of the Company’s 26,350,000 issued and outstanding shares of common stock have a ($0.0001) par value.

RESOLVED, that the officers of the Company be, and each of them individually is, authorized, empowered and directed to take any and all actions required to carry out the purpose and intent of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has adopted the foregoing resolutions by unanimous written consent on September 3, 2013

/s/ Onkar Dhaliwal ________________
Onkar Dhaliwal, Chairman & CEO

/s/ David Lavoie__________________
David Lavoie, Chairman